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                              EMPLOYMENT AGREEMENT

         An Agreement entered into as of the 1st day of April, 2001 by and between InMedica Development Corporation, a Utah Corporation ("Employer") and Richard Bruggeman (the "Employee").

         WHEREAS the Employee is the Chief Financial Officerof the Employer; and

         WHEREAS the Employer and Employee desire to formalize the compensation arrangements and certain other aspects of their relationship;

         THEREFORE, based on the promises contained herein, the parties agree as follows:

         1. Employer employs Employee to serve as its Chief Financial Officer and Employee accepts such employment for a period of two years beginning April 1, 2001. Employee shall work part time under the direction of the Board of Directors of the Employer.

         2. In consideration of service as Chief Financial Officer, Employee shall be paid the sum of $3,500 per month beginning April 1, 2001. Beginning January 1, 2002, the monthly salary shall be increased to $4,000 through March 31, 2003.

         3. If Employer's business warrants the full time utilization of Employee's services, Employee may elect to increase his employment to a full time basis for a monthly compensation and benefits to be negotiated in good faith between the parties.

         4. The Employee agrees to hold entirely  confidential all trade secrets
and  other  confidential   information  that  he  receives  in  connection  with
employment by Employer.

         5. (a) This agreement contains the entire agreement between the parties on the subject matter hereof and may only be changed or modified by a written agreement between the parties.

         (b) All notices or other communications under this agreement shall be in writing, shall be deemed to have been legally given and delivered when hand delivered or sent certified mail, return receipt requested, to the party to be notified.

         (c) In the event any provision or any part of any provision of this agreement shall be held invalid, illegal or unenforceable, such holding shall not affect any other provision or any part of the same provision which can be given effect without the invalid provision or any part thereof.

         (d) This agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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         (e) This agreement may not be assigned by either of the parties without the prior written consent of the other.

         DATED the 25th day of April, 2001.


                                  INMEDICA DEVELOPMENT CORPORATION


                                  By: /s/ Larry E. Clark
                                  ----------------------
                                          Larry E. Clark
                                  Its:    President

                                  By: /s/ Richard Bruggeman
                                  -------------------------
                                          Richard Bruggeman
                                          Employee